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April 30, 2012

Praxis Mutual Funds

303 Broadway, Suite 1100

Cincinnati, Ohio 45202

Re:	Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Praxis Mutual Funds (the “Trust”) and its series, Praxis Intermediate Income Fund, Praxis Core Stock Fund, Praxis International Index Fund, Praxis Value Index Fund, Praxis Growth Index Fund, Praxis Small Cap Fund, Praxis Conservative Allocation Portfolio, Praxis Moderate Allocation Portfolio and Praxis Growth Allocation Portfolio, and we are familiar with post-effective amendment number 40 to the Trust’s registration statement on Form N-1A with respect to the Trust under the Investment Company Act of 1940, and post-effective amendment number 39 to the Trust’s registration statement on Form N-1A with respect to the Trust’s shares under the Securities Act of 1933 (collectively, the “Amendment”).

The Trust is organized as a statutory trust under the laws of the State of Delaware. We have examined the Trust’s Declaration of Trust and such other documents and matters as we have deemed necessary to enable us to give this opinion. In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided to us have been duly adopted by the Trust's Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trust's Board of Trustees, or in the Amendment, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Amendment or otherwise.

Based upon the foregoing, we are of the opinion that the Trust’s shares, when issued in accordance with the terms described in the Amendment, will be legally issued, fully paid and non-assessable by Trust.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Amendment, and to references to our firm, as counsel to Trust, in the Trust’s Prospectuses and Statement of Additional Information to be dated as of the effective date of the Amendment and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

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April 30, 2012 Page 2

We are members of the Bar of the Commonwealth of Massachusetts and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the Commonwealth of Massachusetts. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion herein involves the laws of the State of Delaware, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the State of Delaware.

Very truly yours,

Dechert LLP